Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-269621) pertaining to the TransDigm Group Incorporated 2019 Stock Option Plan;

(2)	Registration Statements (Form S-8 No. 333-174122 and Form S-8 No. 333-152847) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan;

(3)
Registration Statement (Form S-8 No. 333-132808) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan and the TransDigm Group Fourth Amended and Restated 2003 Stock Option Plan, as amended; and

(4)	Registration Statement (Form S-8 No. 333-200204) pertaining to the TransDigm Group 2014 Stock Option Plan;

of our reports dated November 7, 2024, with respect to the consolidated financial statements and schedule of TransDigm Group Incorporated and the effectiveness of internal control over financial reporting of TransDigm Group Incorporated included in this Annual Report (Form 10-K) of TransDigm Group Incorporated for the fiscal year ended September 30, 2024.

/s/ Ernst & Young LLP
Cleveland, Ohio
November 7, 2024